Exhibit 5.1


                                                              Montreal, Quebec
May 17, 2007




                        Consent of Independent Auditors

         We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form F-10 (No. 333-142272) of our report dated February 13, 2007 relating to the consolidated financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in ACE Aviation Holdings Inc.'s Form 40-F for the year ended December 31, 2006. We also consent to the references to us under the headings "Experts" in such Amendment No. 1 to the Registration Statement.


/s/ PricewaterhouseCoopers LLP
Chartered Accountants